Form 4 Joint Filer Information

Name: Brian Potiker

Address: c/o HSP Group, LLC, 875 Prospect Street, Suite 220 La Jolla, CA 92037

Designated Filer: SMP Investments I, LLC (“SMP”)

Issuer & Ticker Symbol: Tri-Isthmus Group, Inc. (TISG.OB)

Date of Event Requiring Statement: March 21, 2008

Note: The securities of the issuer beneficially owned by SMP and reflected on this Form 4 may be deemed to be indirectly beneficially owned by Mr. Potiker, in his capacity as a manager of SMP with sole power to vote and dispose of such securities.

Signature:	/s/ Brian Potiker Brian Potiker